Exhibit 15.2

CONSENT OF INDEPENDENT AUDITORS

OF

Magic Software Japan K.K

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-113552, 333-132221 and 333-149553) of Magic Software Enterprises Ltd., of our report dated February 5, 2018, with respect to the financial statements of Magic Software Japan K.K. as of December 31, 2017, which report appears in the Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended December 31, 2017.

/s/KDA Audit Corporation
KDA Audit Corporation
Registered Auditors

Tokyo, Japan

April 27, 2018